SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2006

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

                          0-26694                                                   93-0945003
                 (Commission file number)                               (IRS employer identification no.)

            585 West 500 South, Bountiful, Utah                                       84010
         (Address of principal executive offices)                                   (Zip code)

(801) 298-3360

(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

        Reference is made to Item 5.01, which disclosure is hereby incorporated by reference.

Item 5.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On August 23, 2006, the Company retained Mr. David A. Green as its Chief Financial Officer. Mr. Green’s employment with the Company will begin on September 1, 2006. Mr. Keith Merrell, the Company’s former acting Chief Financial Officer and Controller, will continue in his role as the Company’s Controller.

        For the past three years, Mr. Green worked for Duff & Phelps, LLC, an investment banking and financial advisory firm where he led the life sciences investment banking practice in San Francisco, California. From 2002 to 2003, Mr. Green was obtaining additional education. Previously, Mr. Green was a director in Ernst & Young’s Center for Strategic Transactions where he advised Silicon Valley technology and life science companies on transaction strategies for accelerating growth. Mr. Green brings more than 13 years of investment banking and financial advisory experience to SHPI. He is a graduate of the State University of New York and has an MBA degree from the University of Rochester.

        The Company’s employment agreement with Mr. Green provides that (i) Mr. Green receive a beginning base salary of $190,000 per year subject to certain annual adjustments in addition to performance based bonuses; (ii) Mr. Green is eligible to participate in the Company’s equity incentive plans and will receive 200,000 shares of common stock under the Company’s 2004 Stock Incentive Plan, which shall vest over three years, with 33.3% of the common stock vesting in three equal installments on each subsequent annual anniversary of the date on which the restricted stock award was granted; (iii) Mr. Green is entitled to vacation pay, health insurance and life insurance; (iv) Mr. Green’s employment contract may be terminated at any time by us; (v) if the employment of Mr. Green is terminated by reason of disability, death or for cause, his salary and benefits (except as otherwise required by law) will terminate as of the date of termination; (vi) if Mr. Green is terminated for reasons other than disability, death or for cause, then Mr. Green’s salary and medical benefits will continue for a period of three months from the date of termination and his other benefits will cease as of the date of termination; (v) in the event of a merger, acquisition, or substantial sale of Company’s controlling shares wherein the Company is no longer the controlling entity, if Mr. Green is not offered an equivalent position, he shall be entitled to severance pay and medical benefits for a period of six (6) months.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

Date: August 24, 2006                                        By     /s/ Jeffrey M. Soinski
                                                                  Jeffrey M. Soinski
                                                                  President, Chief Executive Officer, Director